UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2024
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

(408)			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 17, 2024, Bloom Energy Corporation (the "Company" or "Bloom") issued a press release announcing that Daniel Berenbaum has been appointed to serve as the Company’s Chief Financial Officer effective as of April 29, 2024. Mr. Berenbaum succeeds Greg Cameron whose departure was previously announced and who will leave the Company in mid-May 2024. The Company’s press release announcing Mr. Berenbaum’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Berenbaum, 54, joins Bloom from National Instruments Corporation, a provider of software-connected automated test and measurement systems, where he served as Executive Vice President and Chief Financial Officer from January 2023 until the sale of the company in October 2023.

Mr. Berenbaum has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Berenbaum’s appointment, the Company entered into a letter agreement with Mr. Berenbaum (the “Offer Letter”) which established his compensation, as summarized below.

Salary; Annual Incentive Bonus. Mr. Berenbaum’s annual base salary will be $575,000. Mr. Berenbaum will be eligible to participate in the Company’s Incentive (Bonus) Plan with a target annual incentive bonus of 100% of his annual base salary.

Sign-On Bonus; Relocation Payment. Mr. Berenbaum will receive a sign-on bonus of $200,000. In addition, he will receive a relocation payment of $150,000 to assist in his relocation to the San Francisco Bay Area, the payment of which will be made upon his relocation to the San Francisco Bay Area.

Equity Awards. Mr. Berenbaum will receive equity grants for the number of shares of Bloom Class A common stock, as follows:

1
Restricted stock units (“RSUs”) for 200,000 shares of Class A common stock. Twenty-five percent (25%) of the RSUs granted will vest on the first year anniversary of the grant date. The remaining will vest quarterly until the RSUs fully vest over four years, subject to Mr. Berenbaum’s continued employment and the Company’s standard terms and conditions.

2
Performance stock units (“PSUs”) for 100,000 shares of the Company's Class A common stock. The shares will be granted upon approval by the Compensation Committee of the performance metrics established and presented by the CEO in the first Compensation Committee meeting held after Mr. Berenbaum’s hire date. Once granted, the PSUs will vest according to the then approved vesting schedule, based on a combination of time and performance achievement, with a potential annual upside of 50% for a maximum of 150,000 shares over the 3-year vesting period. The grant is subject to Mr. Berenbaum’s continued employment and the Company’s standard terms and conditions.

Change in Control and Severance Agreement. The Company has entered into a Change of Control and Severance Agreement with Mr. Berenbaum, the terms and conditions of which are set forth in Attachment A to the Offer Letter attached hereto as Exhibit 10.1 and which are incorporated by reference herein.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between the Company and Daniel Berenbaum, dated April 15, 2024
99.1	Press Release dated April 17, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	April 17, 2024	By:	/s/ Shawn Soderberg
Shawn Soderberg
Chief Legal Officer and Corporate Secretary